Exhibit 10.14

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this 1st day of January, 2003 ("Effective Date") by and between ProUroCare, Inc. ("Client"), located at One Carlson Parkway., Suite 124, Plymouth, MN 55447 and Dr. Neal Shore, ("Consultant") located at Myrtle Beach, SC.

         WHEREAS, Client is a Minnesota Corporation based in Minnesota in the business of developing and manufacturing equipment for medical applications that wishes to engage the Consultant to provide services in support of this effort, and

         WHEREAS, Consultant is an independent contractor who has expertise in providing urology based medical services and expertise in conducting in assessment, clinical utility and general medical practice related to the use of various urology based medical devices related to the Clients core business, and who wishes to provide consulting services to Client in this respect, and

         WHEREAS, the Parties to this Agreement, wanting to set forth their mutual understanding with respect to the terms and conditions of this engagement, hereby set forth the terms of their agreement as follows:

1. Consultant shall assist Client in selected assignments as agreed to by both Parties on terms that are mutually agreed as appropriate for each assignment. These scope and terms of each assignment shall be set forth in writing either in the body of this document or as an attachment thereto.

2. The services required under this Agreement shall be performed at the offices of the Consultant or at such other locations as may be from time to time agreed to by the Parties. Consultant shall be responsible for establishing his working hours, and work methods as may be appropriate for performing the services under this Agreement,

3. Consultant shall provide all of the equipment, including computers, and office space needed to furnish services under this Agreement provided that if additional clinical trials are necessary, the Client would provide certain systems to the Consultant to use for such activities.

4. Consultant shall keep Client advised of his activities pursuant to this Agreement and shall furnish written reports of all work performed.

5. The Term of this Agreement shall be from the Effective Date for a unknown period of time, and the Agreement may be terminated by either party at any time.

6. At all times Consultant shall serve as an independent contractor and not as an employee of the Client. Consultant shall be required to pay all income or employment taxes that are required of him as an independent contractor and shall absolve Client from any responsibility in regard to Consultant's taxes.

7. It is the intent of the Parties that Consultant be compensated as per the Attachment A to this agreement which is hereby incorporated into this agreement. In addition to the compensation as per Attachment A, the Client shall pay Consultant all reasonable and necessary out of pocket business expenses incurred in the performance of services to the extent that the scope and amount are agreed to by Client in writing prior to the expense being incurred. The current assignment is set forth in Attachment A, as it may be from time to time updated, which attachment is hereby incorporated into and made a part of this Agreement.

8. The work product developed by Consultant in the course of performing this Agreement shall be deemed Confidential and become the property of the Client and shall be returned to Client at the end of the term of this Agreement.

9. Consultant agrees that any inventions, discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that Consultant makes, authors, or conceives and that concern the Medical Device shall be the property of the Company and he or she hereby assigns all rights thereto to the Company. Consultant shall take all reasonable steps as may be requested by the Company to effectuate the intent of the foregoing sentence, including the execution of appropriate documents of assignment. Consultant hereby represents that neither Consultant nor his or her staff have any rights under, and will make no claims against the Company with respect to, any invention, discoveries, improvements and ideas or works of authorship which relate to the Medical Device.

10.    Proprietary Information.

                  (a) Consultant acknowledges that he or she shall receive information from the Company that is the confidential property of the Company. At all times, both during the term of this Agreement and after its termination, Consultant shall keep in strictest confidence and trust all Confidential Information (as defined below), and shall not use, disclose or reproduce, or cause or permit the use, disclosure or reproduction of, any such Confidential Information without the prior written consent of the Company. Consultant shall require that all of his staff members who are involved with the Study agree to the same confidentiality provisions as are contained herein. For purposes of this Agreement, "Confidential Information" shall mean the results of the Study and all other information to which Consultant gains access during the term of this Agreement that is marked or designated as confidential by the Company or which Consultant should reasonably understand from the context to be confidential, but will not include any information which is or becomes publicly available through no fault of Consultant. Upon termination of this Agreement or at any time the Company so requests, Consultant shall deliver to the Company all notes, memoranda, notebooks, drawings or other documents compiled by Consultant or delivered to Consultant containing any Confidential Information, including copies thereof, in his possession, it being agreed that such items and all Confidential Information contained therein are at all times the property of Company.

                  (b) Consultant's obligations with respect to Confidential Information shall survive the termination of this Agreement, but Consultant's obligations with respect to any item of Confidential Information shall cease whenever Consultant can demonstrate that such Confidential Information (i) is or has become publicly known under circumstances not involving any direct or indirect breach of this Agreement or other misconduct attributable to Consultant, (ii) was lawfully known by Consultant prior to communication of such Confidential Information to Consultant by the Company, or (iii) subsequently became known to Consultant from another source lawfully having possession of such Confidential Information and lawfully entitled to disclose such Confidential Information to Consultant without any direct or indirect breach of any obligation of confidentiality.

                  (c) Consultant hereby acknowledges and agrees that any breach of his obligations under Sections 9 and 10 would cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by money damages and, therefore, Consultant expressly agrees that the Company shall be entitled to injunctive or other equitable relief to prevent a breach of Sections 9 and 10, in addition to any other remedies available to the Company.

11.      Exclusive Arrangement

       (a) Consultant hereby represents to and agrees with the Company that he or she does not now, and shall not during the term of this Agreement, participate in a clinical study or otherwise be involved in connection with the development of any other product for mechanical imaging of the prostate.

       (b) Consultant hereby acknowledges and agrees that this Section 11 is reasonable and necessary to ensure that the Company receives the expected benefits of Consultant's expertise and that any breach of Consultant's obligations under this Section 11 would cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by money damages and, therefore, Consultant expressly agrees the Company shall be entitled to injunctive or other equitable relief to prevent a breach of this Section 11, in addition to any other remedies available to the Company, and that the duration of the period referred to in Section 11 (a) above shall be extended beyond its then scheduled termination date for a period equal to the duration of the violation. If any provision or application of this Section 11 shall be held unlawful or unenforceable in any respect, this Section 11 shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

12. Consultant shall maintain in strict confidence all proprietary commercial or financial information of Client. This obligation shall remain in full force after the termination of this Agreement.

13. All payments due Consultant under this Agreement shall be paid by Client within thirty (30) days of date in which entitlement is due. For out of pocket expenses entitlement shall occur upon pre-approval of such expense and presentation to Client by the Consultant of appropriate billing and back-up documentation.

14. Consultant shall have no right to assign this Agreement to any other third party without the written consent of the Client.

15. This Agreement shall be interpreted under the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the date and year first above written.

         CLIENT                                               CONSULTANT

         ProUroCare, Inc.                                     Dr. Neal Shore
         Mr. Todd Leonard
         President and COO

         BY Todd Leonard                                      BY Neal Shore
           -------------------                                ------------------

                                  ATTACHMENT A

Overview:

Based on the status of the current product development at ProUroCare, we are nearing both FDA filing and product launch of the Sensor Guided DRE(TM) into the Urology base practice with expansion into general practitioner's and internist's offices. This process necessitates the expansion and further development of our medical expertise. Your involvement with the Company through our clinical trials and input into our product development has been instrumental and helpful to us in positioning the SGDRE(TM) for the next phases of product development.

As we move towards product release, we would like to formalize your position with us as consulting Medical Director. This function is envisioned in the following tasks:

Overview of Tasks:

      I. Physician and clinic assessment and recruitment - over the next 6 months, ProUroCare will be identifying urology practices that are similar in size and patient population to Grand Strand Urology. Your assistance in both the identification and communication with such groups will be required from time to time.

      II. Clinical Protocol Review - from time to time, ProUroCare will need to develop clinical protocols. We will be asking for your assistance from time to time to assess the protocols for clinical merit and relevance.

      III. Representation of the Company at Key Meetings - ProUroCare continues to schedule meetings with the FDA, various physicians and key investors. From time to time, the Company may ask you to participate in such meetings in person or by telephone to discuss your medical opinion of Company products, their use, functionality and application to the urology marketplace.

      IV. Technical Due Diligence for the Company - The Company is currently pursuing various business relationships with a number of sources. You will be asked to be a technical representative of the Company to discuss ProUroCare's technology from your medical perspective with various groups conducting due diligence.

      V. Facilitation of a Medical Advisory Board for the Company - It is anticipated that over the next few years the Company will expand its presence within the medical community at large by organizing a medical advisory board. From time to time you will be asked to participate in such activities.

Proposed Compensation:

As a key member of our external consulting group we consider you an essential part of the fabric of our Company. As such, we considered your participation as consulting Medical Director to be comparable to our existing Board members when it comes to compensation. Thus we would propose the following:

Options: 10,000 vested over two years at 5,000 shares per year for each full year of participation. Options shall be priced at current pricing and if the Company has an event in which the Company is sold, prior to such time the stock options has vested, the outstanding options shall be prorated on a monthly basis and you shall be issued the options due at that time on such prorate basis.

Payment:    A.    Annual Compensation - $7500 per year of participation for your participation in all activities pertaining to the tasks listed on page one of this Attachment A of this agreement- not to exceed more than 60 hours.

            B. Consultation Fee- beyond the responsibilities identified on page one of this Attachment A, there may be additional projects or additional hours beyond the 60 hours per year in which you may choose to participate in from time to time. Payment of an hourly fee of $250/hour for services rendered on a project by project basis. Such projects shall be presented to you in written form prior to the commencement of any such project and shall have specific start and stop points. Note that any travel on behalf of the Company you may do will be calculated at a rate of $2500 per each full day of travel.

            C. Expense Reimbursement - all reasonable out of pocket expenses you have when conducting your services as consulting Medical Director shall be covered by us.

            D. If at any time during the next 6 months you provide the Company with a qualified investor that actually makes an investment in the Company, Shore Holdings, LLC, shall be entitled to warrants equal to 2.5% of the investment made by such investor at a price equal to the price paid per share paid by such an investor at the time of such investment. Warrants shall carry a five year expiration date from date of issuance.

         CLIENT                                      CONSULTANT

         Todd Leonard                                Neal Shore
         ---------------------------                 ---------------------------
         ProUroCare, Inc.                            Dr. Neal Shore
         Todd E. Leonard
         President and COO

2004 Compensation:

As a key member of our external consulting group we consider you an essential part of the fabric of our Company. As such, we are amending the original Consulting Agreement to with this attachment which reflects compensation for your services to ProUroCare in 2004.

Payment:    A.    Annual Compensation - $15,000 per year of participation for your participation in all activities pertaining to the tasks listed on page one of this Attachment A of this agreement- not to exceed more than 60 hours.

            B. Consultation Fee- beyond the responsibilities identified on page one of this Attachment A, there may be additional projects or additional hours beyond the 60 hours per year in which you may choose to participate in from time to time. Payment of an hourly fee of $250/hour for services rendered on a project by project basis. Such projects shall be presented to you in written form prior to the commencement of any such project and shall have specific start and stop points. Note that any travel on behalf of the Company you may do will be calculated at a rate of $2500 per each full day of travel.

            C. Expense Reimbursement- all reasonable out of pocket expenses you have when conducting your services as consulting Medical Director shall be covered by us.

         CLIENT                                               CONSULTANT



         Michael P. Grossman                                  Neal Shore
         ----------------------------------------             ------------------
         ProUroCare, Inc.                                     Dr. Neal Shore
         Michael P. Grossman
         President and CEO